Exhibit 99.1

CONTACT: Thor Erickson - Investor Relations
+1 (678) 260-3110

Fred Roselli - Media Relations
+1 (678) 260-3421

COCA-COLA ENTERPRISES, INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2014 RESULTS

•
CCE achieved full-year earnings per diluted share of $2.63 on a reported basis, up 8 percent, or $2.85 on a comparable basis, up 13½ percent and up 11 percent on a comparable and currency-neutral basis.

•	Full-year net sales totaled $8.3 billion, an increase of ½ percent on a reported basis, or down ½ percent on a currency-neutral basis; volume was flat and net pricing per case declined ½ percent.

•	Full-year operating income was $1.0 billion on a reported basis, up 11½ percent, or $1.1 billion on a comparable basis, up 5 percent and up 3 percent on a comparable and currency-neutral basis.

•	Fourth-quarter earnings per diluted share totaled 46 cents on a reported basis, or 58 cents on a comparable basis.

•
CCE affirms its expectation for 2015 comparable and currency-neutral earnings per diluted share growth in a range of 6 percent to 8 percent; at recent rates, currency translation would reduce earnings per diluted share by approximately 16 percent.

ATLANTA, February 12, 2015 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported full-year 2014 earnings per diluted share of $2.63, or $2.85 on a comparable basis. Currency translation had a positive impact of approximately 6 cents on full-year comparable earnings per diluted share.

Reported operating income for the year totaled $1.0 billion; comparable operating income totaled $1.1 billion, up 5 percent and up 3 percent on a comparable and currency-neutral basis versus a year ago. Items affecting comparability are detailed on pages 11 through 14 of this release.
Reported earnings per diluted share for the fourth quarter were 46 cents, or 58 cents on a comparable basis. Currency translation had a negative impact of approximately 5 cents on fourth-quarter comparable earnings per diluted share.
“Throughout 2014, persistent macroeconomic and marketplace headwinds continued to affect our business and our top-line growth,” said John F. Brock, chairman and chief executive officer. “While this impacted our ability to achieve our full-year net sales and operating income objectives, we adjusted our plans, focused on generating strong free cash flow, and achieved our earnings per share growth objective.
“As we go forward into 2015, we will continue to adapt to these operating conditions, with a solid emphasis on innovation in every aspect of our business,” Mr. Brock said. “We will remain flexible in our approach and continue to manage each element of our business to deliver on our most important objective, creating value for our shareowners.”
Operating Review
For the full year, total volume was flat. Sparkling drinks declined ½ percent, including flat volume for our total Coca-Cola trademark brands. Coca-Cola Zero contributed substantial growth of 11 percent for the year. Sparkling flavors declined 2 percent, with growth of 6½ percent for our energy portfolio. Still beverages grew 1½ percent, with juices down ½ percent and water up 5½ percent, led by Chaudfontaine and the introduction of smartwater in Great Britain. Total volume in Great Britain declined ½ percent and volume in continental Europe (including Norway and Sweden) increased ½ percent for the full year.
Full-year net sales totaled $8.3 billion, up ½ percent on a reported basis, or down ½ percent on a currency-neutral basis. Net pricing per case for the full year declined ½ percent, and cost of sales per case declined 1 percent. Operating expenses increased approximately 1 percent. These figures are presented on a comparable and currency-neutral basis. Free cash flow for 2014 totaled $677 million.
For the fourth quarter, volume grew 2 percent, driven primarily by growth in Coca-Cola trademark brands, including 9 percent growth for Coca-Cola Zero and introductory volume for Coca-Cola Life. Sparkling flavors grew 1 percent, with growth of 11 percent for our energy portfolio. Still beverages grew 7½ percent, with juices up 4 percent and water up 12½ percent in the quarter. Fourth-quarter volume in Great Britain grew 6 percent, and continental European volume declined 1 percent.
Fourth-quarter net sales totaled $1.9 billion, down 5½ percent on a reported basis, or up 1½ percent on a currency-neutral basis. Reported operating income totaled $195 million, a decline of 10 percent. On a comparable basis, operating income totaled $227 million, a decline of 2 percent, or an increase of 5 percent on a comparable and currency-neutral basis. Fourth-quarter net pricing per case declined 2 percent, and cost of sales per case declined 2½ percent, both on a comparable and currency-neutral basis.
        “Despite the continued challenges in our markets, we believe our commitment to customer service and innovation, as well as continued focus on improving efficiency and effectiveness, will allow us to realize available growth opportunities,” said Hubert Patricot, executive vice president and president, European Group.
“Our business plan for 2015 includes solid brand, package, and marketplace initiatives, including expanding the distribution of new products such as Coca-Cola Life and Finley. We also will continue to increase our penetration in the convenience channel, grow our digital sales presence, and optimize the high levels of service we provide our customers,” Mr. Patricot said.

Share Repurchase
CCE repurchased approximately $925 million of its shares in 2014, reflecting our commitment to generate cash from operations, optimize our capital structure, and to return excess cash to shareowners. In 2015, the company expects to repurchase approximately $600 million of its shares. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
Full-Year 2015 Outlook
CCE expects 2015 earnings per diluted share to grow in a range of 6 percent to 8 percent on a comparable and currency-neutral basis. Although it is too early to predict the impact, based on recent exchange rates, currency translation would negatively impact full-year earnings per diluted share by approximately 16 percent.
Net sales and operating income are expected to be slightly positive on a comparable and currency-neutral basis. The company also expects 2015 free cash flow in a range of $600 million to $650 million, including the expected negative impact of currency translation based on recent rates. Capital expenditures are expected to be approximately $325 million. Weighted-average cost of debt is expected to be approximately 3 percent. The comparable effective tax rate for 2015 is expected to be in a range of 27 percent to 28 percent.
Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. ET. The call can be accessed through the company’s website at www.cokecce.com.
About CCE
    Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and

Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on Twitter at @cokecce.
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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Fourth Quarter (a)		Full Year
	2014	2013	2014	2013
Net sales	$1,925	$2,032	$8,264	$8,212
Cost of sales	1,256	1,344	5,291	5,350
Gross profit	669	688	2,973	2,862
Selling, delivery, and administrative expenses	474	471	1,954	1,948
Operating income	195	217	1,019	914
Interest expense, net	30	28	119	103
Other nonoperating expense	(7)	(3)	(7)	(6)
Income before income taxes	158	186	893	805
Income tax expense	46	51	230	138
Net income	$112	$135	$663	$667
Basic earnings per share	$0.46	$0.52	$2.68	$2.49
Diluted earnings per share	$0.46	$0.51	$2.63	$2.44
Dividends declared per share	$0.25	$0.20	$1.00	$0.80
Basic weighted average shares outstanding	242	258	247	268
Diluted weighted average shares outstanding	246	264	252	273

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(a)	Amounts presented for the fourth quarters of 2014 and 2013 have not been audited.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions)

	Year Ended December 31,
	2014	2013
Net income	$663	$667
Components of other comprehensive (loss) income:
Currency translations
Pretax activity, net	(482)	82
Tax effect	—	—
Currency translations, net of tax	(482)	82
Net investment hedges
Pretax activity, net	256	(61)
Tax effect	(90)	21
Net investment hedges, net of tax	166	(40)
Cash flow hedges
Pretax activity, net	(15)	21
Tax effect	4	(6)
Cash flow hedges, net of tax	(11)	15
Pension plan adjustments
Pretax activity, net	(79)	57
Tax effect	23	(15)
Pension plan adjustments, net of tax	(56)	42
Other comprehensive (loss) income, net of tax	(383)	99
Comprehensive income	$280	$766

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2014	2013
ASSETS
Current:
Cash and cash equivalents	$223	$343
Trade accounts receivable	1,514	1,515
Amounts receivable from The Coca-Cola Company	67	89
Inventories	388	452
Other current assets	268	169
Total current assets	2,460	2,568
Property, plant, and equipment, net	2,101	2,353
Franchise license intangible assets, net	3,641	4,004
Goodwill	101	124
Other noncurrent assets	240	476
Total assets	$8,543	$9,525
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,872	$1,939
Amounts payable to The Coca-Cola Company	104	145
Current portion of debt	632	111
Total current liabilities	2,608	2,195
Debt, less current portion	3,320	3,726
Other noncurrent liabilities	207	221
Noncurrent deferred income tax liabilities	977	1,103
Total liabilities	7,112	7,245
SHAREOWNERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,958	3,899
Reinvested earnings	1,991	1,577
Accumulated other comprehensive loss	(714)	(331)
Common stock in treasury, at cost	(3,807)	(2,868)
Total shareowners’ equity	1,431	2,280
Total liabilities and shareowners’ equity	$8,543	$9,525

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2014	2013
Cash Flows from Operating Activities:
Net income	$663	$667
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	309	308
Share-based compensation expense	28	33
Deferred income tax expense (benefit)	65	(77)
Pension expense less than contributions	(3)	(19)
Changes in assets and liabilities:
Trade accounts receivables	(151)	(45)
Inventories	15	(57)
Prepaid expenses and other current assets	(110)	(21)
Accounts payable and accrued expenses	94	100
Other changes, net	72	(56)
Net cash derived from operating activities	982	833
Cash Flows from Investing Activities:
Capital asset investments	(332)	(313)
Capital asset disposals	27	4
Settlement of net investment hedges	21	(21)
Net cash used in investing activities	(284)	(330)
Cash Flows from Financing Activities:
Net change in commercial paper	146	—
Issuances of debt	347	931
Payments on debt	(114)	(623)
Share repurchases under share repurchase programs	(912)	(1,006)
Dividend payments on common stock	(246)	(213)
Other financing activities, net	(10)	15
Net cash used in financing activities	(789)	(896)
Net effect of currency exchange rate changes on cash and cash equivalents	(29)	15
Net Change in Cash and Cash Equivalents	(120)	(378)
Cash and Cash Equivalents at Beginning of Year	343	721
Cash and Cash Equivalents at End of Year	$223	$343

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Fourth-Quarter 2014
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP)	$1,256	474	195	(7)	46	$112	$0.46
Items Impacting Comparability:
Mark-to-Market Effects (b)	(1)	(11)	12	—	3	9	0.04
Restructuring Charges (c)	—	(18)	18	—	5	13	0.05
Other Items (d)	(2)	—	2	8	2	8	0.03
Comparable (non-GAAP)	$1,253	445	227	1	56	$142	$0.58
		Diluted Weighted Average Shares Outstanding					246

	Fourth-Quarter 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP)	$1,344	471	217	(3)	51	$135	$0.51
Items Impacting Comparability:
Mark-to-Market Effects (b)	1	—	(1)	—	—	(1)	—
Restructuring Charges (c)	(1)	(10)	11	—	6	5	0.02
Tax Indemnification Changes (e)	—	(5)	5	—	2	3	0.01
Comparable (non-GAAP)	$1,344	456	232	(3)	59	$142	$0.54
		Diluted Weighted Average Shares Outstanding					264

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(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(c)	Amounts represent nonrecurring restructuring charges.

(d)	Amounts represent charges related to the impairment of our investment in our recycling joint venture in Great Britain.

(e)	Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Full-Year 2014
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$5,291	1,954	1,019	(7)	230	$663	$2.63
Items Impacting Comparability:
Mark-to-Market Effects (c)	13	(11)	(2)	—	(1)	(1)	—
Restructuring Charges (d)	—	(81)	81	—	26	55	0.22
Other Items (e)	(2)	—	2	8	2	8	0.03
Net Tax Items (g)	—	—	—	—	6	(6)	(0.03)
Comparable (non-GAAP)	$5,302	1,862	1,100	1	263	$719	$2.85
		Diluted Weighted Average Shares Outstanding					252

	Full-Year 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$5,350	1,948	914	(6)	138	$667	$2.44
Items Impacting Comparability:
Mark-to-Market Effects (c)	(7)	—	7	—	2	5	0.02
Restructuring Charges (d)	(5)	(115)	120	—	37	83	0.3
Tax Indemnification Changes (f)	—	(5)	5	—	2	3	0.01
Net Tax Items (g)	—	—	—	—	71	(71)	(0.26)
Comparable (non-GAAP)	$5,338	1,828	1,046	(6)	250	$687	$2.51
		Diluted Weighted Average Shares Outstanding					273

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(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	As reflected in CCE's U.S. GAAP Consolidated Financial Statements.

(c)	Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

(e)	Amounts represent charges related to the impairment of our investment in our recycling joint venture in Great Britain.

(f)	Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

(g)	Amounts represent the tax impact of both cumulative nonrecurring items and changes in income tax rates on the year.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	Full-Year 2014
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,151	$(132)	$1,019
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	(2)	(2)
Restructuring Charges (d)	81	—	81
Other Items (e)	2	—	2
Comparable (non-GAAP)	$1,234	$(134)	$1,100

	Full-Year 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,063	$(149)	$914
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	7	7
Restructuring Charges (d)	120	—	120
Tax Indemnification Changes (f)	—	5	5
Comparable (non-GAAP)	$1,183	$(137)	$1,046

	Fourth-Quarter 2014
	Europe	Corporate	Operating Income
Reported (GAAP)	$240	$(45)	$195
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	12	12
Restructuring Charges (d)	18	—	18
Other Items (e)	2	—	2
Comparable (non-GAAP)	$260	$(33)	$227

	Fourth-Quarter 2013
	Europe	Corporate	Operating Income
Reported (GAAP)	$259	$(42)	$217
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	(1)	(1)
Restructuring Charges (d)	11	—	11
Tax Indemnification Changes (f)	—	5	5
Comparable (non-GAAP)	$270	$(38)	$232

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(a)	Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.

(b)	As reflected in CCE's U.S. GAAP Consolidated Financial Statements.

(c)	Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

(e)	Amounts represent charges related to the impairment of our investment in our recycling joint venture in Great Britain.

(f)	Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages)

	Fourth-Quarter 2014 Change Versus Fourth-Quarter 2013	Full-Year 2014 Change Versus Full-Year 2013
Net Sales Per Case
Change in Net Sales per Case	(8.5)%	0.5%
Impact of Excluding Post Mix, Non-Trade, and Other	(0.5)	—
Bottle and Can Net Pricing Per Case	(9.0)	0.5
Impact of Currency Exchange Rate Changes	7.0	(1.0)
Currency-Neutral Bottle and Can
Net Pricing Per Case (a)	(2.0)%	(0.5)%

Cost of Sales Per Case
Change in Cost of Sales per Case	(9.5)%	(1.0)%
Impact of Excluding Post Mix, Non-Trade, and Other	—	1.0
Bottle and Can Cost of Sales Per Case	(9.5)	—
Impact of Currency Exchange Rate Changes	7.0	(1.0)
Currency-Neutral Bottle and Can
Cost of Sales Per Case (a)	(2.5)%	(1.0)%

Physical Case Bottle and Can Volume
Change in Volume	3.5%	—%
Impact of Selling Day Shift	(1.5)	N/A
Comparable Bottle and Can Volume (b)	2.0%	—%

	Full Year
Reconciliation of Free Cash Flow (c)	2014	2013
Net Cash Derived From Operating Activities	$982	$833
Less: Capital Asset Investments	(332)	(313)
Add: Capital Asset Disposals	27	4
Free Cash Flow	$677	$524

Reconciliation of Net Debt (d)	December 31, 2014	December 31, 2013
Current Portion of Debt	$632	$111
Debt, Less Current Portion	3,320	3,726
Less: Cash and Cash Equivalents	(223)	(343)
Net Debt	$3,729	$3,494

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(a)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b)
The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There was one additional selling day in the fourth-quarter of 2014 versus the fourth-quarter of 2013. There were the same number of selling days in the full year 2014 versus the full year 2013.

(c)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.